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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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WORLDGATE COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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WorldGate Communications, Inc.
3190 Tremont Avenue
Trevose, PA 19053

        September 18, 2002

Dear Shareholder:

        On behalf of the Board of Directors of WorldGate Communications, Inc., I cordially invite you to attend our 2002 Annual Meeting of Shareholders, to be held on October 30, 2002. This past year has been marked by several challenges and many notable accomplishments for the Company. WorldGate continues to be at the center of a tumultuous, yet promising, Interactive TV marketplace. Unfortunately, the U.S. economy is struggling to recover from several events, including the tragedy of September 11, 2001. The technology, media, and communications sectors have been hard hit in the equity markets due to this weakened economy, as well as ongoing consolidation, and the shadow of questionable accounting practices and corporate fraud. While WorldGate has undoubtedly been affected by these market conditions, we have continued throughout this period to advance our product quality, our strategic relationships, and our product distribution, thus positioning the Company for what we believe will be rapid growth once the industry regains its momentum.

        Our strategies have targeted the consumer premise equipment already deployed in millions of homes throughout the U.S. That is, the 2000-class digital cable set-top boxes, which represent the majority of currently deployed digital converters. In addition, the cable operators that represent more than 80% of the domestic marketplace continue to invest in and deploy this same technology. This strategic focus was rather unique since many, if not all, of our competitors chose to develop products and services for a future generation set-top box which was not yet released, and which will likely not be released any time soon. Our focus has, however, been validated as most of WorldGate's competitors have seen few to no deployments in the U.S. cable marketplace, while WorldGate has enjoyed quarterly increases in its distribution. We are continuing our efforts to ensure that we are offering the right products for digital cable. During this stormy economic market, WorldGate has been improving the quality of our Interactive TV platform, as well as improving the experience for the end user. We have introduced product enhancements and have expanded our service offering to include dynamic news, weather, sports, entertainment and games. To support these initiatives, WorldGate has very carefully managed its resources and adjusted its business plan in response to an ever-changing landscape for media, technology and communications. Our experienced management team has been able to carefully develop a solution that we believe advances WorldGate's position in ITV while also reducing operating costs.

        By carefully establishing and effectively managing important relationships with cable operators, set-top manufacturers, content providers and other technology platforms providers, WorldGate has gained a reputation as a solid, reliable business partner with unique market advantages. These strategic relationships have, in turn, afforded us numerous opportunities for continued growth and development. During the 2001 calendar year, the Company announced over a dozen new deployment or distribution agreements and now has deployments or agreements to deploy its services in more than 65 cable systems across more than a dozen countries worldwide. WorldGate has achieved additional distribution from long-term clients, such as Comcast and Charter, by identifying their need for value-added digital services and providing solutions to meet these needs. Furthermore, we have broadened our key relationships with the leading set-top vendors, ensuring that our products are held to their high-quality standards and that our ITV services are available across a variety of platforms. WorldGate has made major advancements in the breadth and depth of our products by partnering with companies such as the Associated Press, Bloomberg, Tech TV, Tribune Media, Zap2It, and others. We also lead the industry in open-standards integrations, having completed integrations with the leading Video-on-Demand (VOD) and Interactive Program Guide (IPG) providers.

        While these critical relationships are a key element to our business, the success of the Company will ultimately depend upon our strong foundation, ingenuity and focused drive, upon which we continue to build. Our fundamental decision to develop "high-tech" interactive services for considerably "low-tech", thin-client cable platforms has helped us to carve out a unique niche within the industry. In being the first to identify this opportunity, WorldGate has undoubtedly become the most experienced developer of thin-client ITV applications, content, technology and services for today's market. As an innovator of thin-client interactive technology, cable operators have recognized WorldGate's expertise and have worked closely with us to capitalize upon their already deployed assets by implementing our array of headend-based ITV services. WorldGate's Ultra-Thin Client approach was further strengthened by the development of new features and technology, which resulted in the addition of new patents this past year that supplement our existing portfolio of UTC-based intellectual property.

        Despite having built this foundation and having forged these strategic relationships, conditions of the general economy, and of the industry in particular, have delayed the growth and profitability of interactive TV. To combat these conditions, the Company has made several tactical decisions to help establish more prospects for distribution and revenue. With over 65 commercial sites launched or in planning, WorldGate has a widespread base of deployments among several large MSOs. Our team has worked closely with these operators to define new avenues for business and to ensure that both parties are efficiently benefiting from the relationship. By evaluating the different needs of each market and developing targeted marketing messages that address these needs, WorldGate's existing deployments continue to expand. Charter's Newtown, Connecticut site is a perfect example of this type of initiative. During the year, it became WorldGate's largest domestic commercial deployment, growing its WorldGate subscriber base three-fold to over 30,000 subscribers. In addition to focusing on our current deployment base, WorldGate has expanded our business development efforts by reaching out to smaller cable systems as new sources of distribution. Recently, several smaller, privately owned systems, such as Astound Broadband and Sigecom, have selected WorldGate to become part of their basic digital offerings. These systems can use WorldGate's ITV solutions as a compelling competitive advantage compared to other cable and satellite TV offerings available in their service areas.

        In order to help generate continued interest and facilitate ongoing sales, the Company has also shifted a significant component of its focus to further improving the quality, function and design of our ITV products and services. In 2001, we introduced a new user interface (UI) for the WorldGate Interactive TV Service. This new category-based UI breaks away from the directory-based design and adds a more robust variety of high-interest content categories. Dynamic XML data feeds enable the delivery of timely weather forecasts, daily horoscopes, recipes, sports scores, stock quotes, and breaking news feeds. These content channels continue to evolve with new features that make it easier to use and more attractive to the end user. With the talents of our in-house production team, WorldGate's product gains a more refined look, conducive to the interactive entertainment experience.

        During the past year, the Company also introduced several new product features, upgrading our Web-browser, implementing improved image handling, and adding Spanish-language chat. In January 2001, the WorldGate browser was upgraded to support SSL 3.0 encryption, a security standard used by most popular shopping destinations on the Web. Further improvements to our Web-browser, enabling the support of Mozilla, are expected to be available by the end of 2002. This is expected to significantly improve the capabilities of the WorldGate Service.

        Other product-related developments are also underway, helping to set the stage for wider deployment of WorldGate's products. Expanding our immediate opportunities for distribution, the Company has introduced a unique interactive service for one-way cable systems. WorldGate's broadcast ITV services leverage current cable TV infrastructure to enable the delivery of several content packages. Our content strategy for the new broadcast applications focuses on providing a broad range of compelling, television-formatted content with timely and relevant local and national information. Cable operators can also use WorldGate's broadcast interactive applications to provide customer care information, such as answers to frequently asked questions, or an interactive tour of the ITV service.

        These advancements, coupled with the developments achieved during the first half of 2002, have demonstrated WorldGate's ability to continually break the mold. This is further exemplified by our recent introduction of Go!TVSM Links, which is based upon WorldGate's patented Channel HyperLinkingSMtechnology. Go!TV Links makes television shows across all networks instantly interactive. Using Go!TV Links, subscribers who activate the Channel HyperLinking feature will be linked to show-related content designed for the TV platform. WorldGate's engineering and content development teams have also made drastic improvements to our interactive games. The Company will soon introduce its 24-hour Go!TV Gameroom, a customized video channel that promotes WorldGate's Go!TV Game Portal, a service offering several multi-player and single player ITV games. Further product enhancements expected out this year include our Go!TV Weather service, Customer Care Information services, and improvements to our CableWare middleware component.

        It is clear that 2001 was, and 2002 will continue to be, critical in the evolution of interactive television. I believe that we have laid the groundwork for success and have consistently demonstrated our ability to provide valuable, groundbreaking interactive services for digital cable. WorldGate's dedicated management team has been able to make the necessary decisions required in order to see us through this difficult economic period. Despite all of the negative aspects of the marketplace, we continue to be inspired by the potential that exists for ITV and plan to draw upon this inspiration to help us succeed within the industry. We appreciate all of your support as we look forward to another exciting year. I hope to see you all at the Annual Shareholders Meeting.

        Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card and a return envelope. The Proxy Statement provides details of the business that we will consider at the Annual Meeting and other information about WorldGate. We have also attached a copy of WorldGate's Annual Report on Form 10-K for the year ending December 31, 2001. This report will provide you with further information about our company.

        Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

Hal Krisbergh
Chairman and CEO
September 18, 2002

Your Vote is Important!
Please Sign, Date and Return Your Proxy Card Before the Annual Meeting.
If you have any questions about voting your shares, please contact our Vice President and General Counsel, Randall J. Gort, at 215-354-5105.

WORLDGATE COMMUNICATIONS, INC.
3190 Tremont Avenue
Trevose, PA 19053

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
OCTOBER 30, 2002

TO THE SHAREHOLDERS OF
WORLDGATE COMMUNICATIONS, INC.:

        Notice is hereby given that the 2002 annual meeting of shareholders (the "Annual Meeting") of WORLDGATE COMMUNICATIONS, INC. (the "Company" or "WorldGate") will be held at the Holiday Inn Select—Bucks County, 4700 Street Road, Trevose, Pennsylvania 19053 on October 30, 2002, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect six directors;

  2.
  To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Only shareholders of record as of the close of business on September 9, 2002 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of shareholders of the Company as of the close of business on September 9, 2002 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 3190 Tremont Avenue, Trevose, Pennsylvania 19053.

By order of the Board of Directors,
Randall J. Gort, Secretary

Trevose, Pennsylvania
September 18, 2002

Whether or not you expect to attend the meeting in person, each shareholder is urged to complete, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. A person giving a proxy has the power to revoke it, at any time before the proxy is voted, by written notice to the Secretary of the Company or, for any shareholder who is present at the meeting, by withdrawing the proxy and voting in person.

WORLDGATE COMMUNICATIONS, INC.
3190 Tremont Avenue
Trevose, PA 19053

PROXY STATEMENT
FOR
2002 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
OCTOBER 30, 2002

        This proxy statement and the accompanying form of proxy are being mailed on or about September 18, 2002 to the shareholders of WorldGate Communications, Inc. (the "Company" or "WorldGate"). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Holiday Inn Select—Bucks County, 4700 Street Road, Trevose, Pennsylvania 19053 on October 30, 2002, at 10:00 a.m., local time, and at any postponements or adjournments thereof.

        At the Annual Meeting, shareholders of the Company will be asked to vote upon (i) the election of six directors, and (ii) the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company. If other matters properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

        The cost of solicitation of proxies will be borne by the Company. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

        The Company's annual report to shareholders on Form 10-K, for the fiscal year ended December 31, 2001, including financial statements, is being mailed to shareholders with this proxy statement but does not constitute a part of this proxy statement.

VOTING AT THE MEETING

        Only holders of record of shares of the Company's common stock, par value $0.01 per share, at the close of business on September 9, 2002, the record date, are entitled to vote at the Annual Meeting. As of that date, there were 23,576,243 shares of common stock outstanding. Each shareholder entitled to vote shall have the right to one vote for each outstanding share of common stock held in such shareholder's name.

        Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his, her or its shares at the Annual Meeting.

        The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. If a broker that is a record holder of common stock does not return a signed proxy, the shares of common stock represented by such proxy will not be considered present at the Meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of common stock does return a signed proxy, but is not authorized to vote on one or more matters (each such matter, a "broker non-vote"), the shares of common stock represented by such proxy will be considered present at the Meeting for purposes of determining the presence of a quorum.

        Assuming a quorum is present, (i) directors of the Company will be elected by a plurality of the votes cast by shareholders present, in person or by proxy, and entitled to vote for the election of directors at the Annual Meeting, and (ii) the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote at the Annual Meeting will be required for the ratification of the appointment of the auditors for the current fiscal year. Abstentions and broker non-votes will have no effect on the outcome of these votes.

        Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. The shares of common stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each shareholder's directions. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted "FOR" the nominees for election as directors named under the caption "Election of Directors" and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's auditors for the fiscal year ending December 31, 2002. If any other matters are properly presented at the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment and the rules of the SEC.

        Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

        Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of common stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors of the Company consists of such number of directors as is fixed from time to time by resolutions adopted by the board. At the Annual Meeting, six directors will be elected. The term of office for each director will expire at the 2003 annual meeting of shareholders, and each director will hold office until the election and qualification of the director's successor or until the director's earlier death, removal or resignation.

        The Board of Directors has nominated for election as directors of the Company Steven C. Davidson, Martin Jaffe, Clarence L. Irving, Jr., Hal M. Krisbergh, Jeff Morris and Lemuel Tarshis. All nominees are presently directors of the Company.

        All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors, or the board may decide to reduce the number of directors. The Board of Directors unanimously recommends a vote "FOR" each of the nominees named below.

        NOMINEES FOR ELECTION

Name of Director	Age	Year First Became Director, Principal Occupations During Past Five Years and Certain Directorships
Hal M. Krisbergh	55	Mr. Krisbergh has served as Chairman and Chief Executive Officer of WorldGate since its inception in March 1995. From September 1981 to September 1994, Mr. Krisbergh was an executive officer of General Instrument (now a part of Motorola, Inc.). Mr. Krisbergh served as President of General Instrument's Communications Division and, for the past 17 years, has been a well-known figure in the cable industry. He is a recognized leader in the development of addressable cable boxes, impulse pay-per-view, opto-electronics and digital audio technologies. In 1991, Mr. Krisbergh received cable television's prestigious Vanguard award. Prior to joining General Instrument, Mr. Krisbergh was employed by W. R. Grace & Co., Deloitte & Touche and Raytheon Company.
Steven C. Davidson	53	Mr. Davidson has been a member of WorldGate's board of directors since April 2002. From 1979 until his retirement in April 2002, Mr. Davidson held various executive positions with HBO, Inc. most recently serving as senior vice president and general manager of affiliate operations.
Clarence L. Irving, Jr.	47	Mr. Irving has been a member of WorldGate's board of directors since July 2000. He has been President and Chief Executive Officer of Irving Information Group, a consulting services firm, since October 1999 and has served as a director of Covad Communications Group, Inc. since April 1999. Mr. Irving served as Assistant Secretary of Commerce to the United States Department of Commerce from June 1993 to October 1999.

Martin Jaffe	55	Mr. Jaffe has been a member of WorldGate's board of directors since April 2002. Since January 2002, Mr. Jaffe has been the chief operating officer, managing director and founder of Silvercrest Asset Management. From November 2000 until September 2001, Mr. Jaffe was chief financial officer of Credit Suisse Asset Management Corporation, and from 1981 until November 2000, Mr. Jaffe was chief operating officer of Donaldson, Lufkin & Jenrette Asset Management Group.
Jeff Morris	50	Mr. Morris has been a member of WorldGate's board of directors since April 2001. Since April 2001, Mr. Morris has been the President of Digital Media Consulting, a new media consulting company. From July 1999 to April 2001, he was President and Chief Executive Officer of Yack, Inc., an internet events and program guide. Mr. Morris is a veteran of the cable television industry, including a fifteen-year tenure at Showtime Networks, Inc., from 1984 through 1999, where his last position was senior vice president of New Media and Technology Development.
Lemuel Tarshis	61	Dr. Tarshis has been a member of WorldGate's board of directors since April 2001. Since August 1991, Dr. Tarshis has been a research professor at the Stevens Institute of Technology University. In addition, he currently works as a consultant for Lucent Technologies Inc., Tyco International (US) Inc., AT&T Corporation and Verizon Communications, Inc. Dr. Tarshis also serves as a director of AM International, Inc.

General Information Concerning the Board of Directors and its Committees

        The Board of Directors of the Company met on 4 occasions in 2001. The Delaware General Corporation Law provides that the Board, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The Board has elected from its members an Audit Committee and a Compensation and Stock Option Committee. Each of the above directors attended at least 75% of the aggregate of the meetings of the Board held during the period for which he or she was a director and the meetings of the committee or committees on which he or she served during 2001. The board is currently composed of Messrs. Krisbergh, Davidson, Irving, Jaffe, Morris and Tarshis each of whom, other than Mr. Krisbergh, is independent as such term is defined under the applicable Nasdaq rules.

        Compensation and Stock Option Committee.    The Compensation and Stock Option Committee has general supervisory power over, and the power to grant options under, the Company's 1996 Stock Option Plan. In addition, the Compensation and Stock Option Committee recommends to the board the compensation of the Company's Chief Executive Officer, reviews and takes action on the recommendations of the Chief Executive Officer as to the compensation of the Company's other officers and key personnel, approves the grants of any bonuses to officers, and reviews other compensation matters generally. The Compensation and Stock Option Committee met three times in 2001. The Compensation and Stock Option Committee is currently composed of three directors, including Mr. Krisbergh and two directors that are not officers or employees of the Company, Mr. Irving and Mr. Morris. The 2001 Compensation and Stock Option Committee Report on executive compensation can be found on page 14 of this proxy statement.

        Audit Committee.    The Audit Committee is responsible for providing general oversight with respect to the accounting principles employed in WorldGate's financial reporting. The Audit Committee monitors the Company's financial reporting process and internal control system, reviews and appraises the audit efforts of the Company's independent accountants and provides an avenue of communication among the independent accountants, financial and senior management and the Board of Directors. The Audit Committee meets at least three times annually, and meets at least once annually with the Company's management and independent public accountants to review the scope of auditing procedures, the Company's policies relating to internal auditing and accounting procedures and controls, and to discuss results of the annual audit of the Company's financial statements. The Audit Committee met five times in 2001. The Audit Committee is currently composed of Dr. Tarshis, Mr. Davidson and Mr. Jaffe, each of whom is "independent" as such term is defined under the Nasdaq listing standards. The Audit Committee also complies with the financial sophistication requirement under the Nasdaq listing standards. The 2001 Audit Committee Report is set forth below.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee of the Board of Directors of WorldGate Communications, Inc. with respect to the fiscal year ended December 31, 2001.

Review with Management

        The Audit Committee has reviewed and discussed WorldGate's audited financial statements with WorldGate's management, including the overall quality of WorldGate's accounting policies.

Review and Discussion with Independent Accountants

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, WorldGate's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), which include, among other items, matters related to the conduct of the audit of WorldGate's financial statements.

        The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from the Company and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from WorldGate.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of WorldGate that the audited financial statements be included in WorldGate's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                      Submitted by the Audit Committee of the
                      Board of Directors of WorldGate
                      Communications, Inc.
                      Lemuel Tarshis
                      Steven C. Davidson
                      Martin Jaffe

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditors for the fiscal year ending December 31, 2002, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. PwC audited the Company's financial statements for the first time in 1995. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Shareholder ratification of the selection of PwC as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

        The affirmative vote of a majority of the votes cast in person or by proxy at the meeting will be required to ratify the selection of PwC. Abstentions will NOT be counted toward the tabulation of votes cast on the proposal. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved. The Board of Directors unanimously recommends a vote "FOR" ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of August 24, 2002 regarding beneficial ownership of our common stock by the following persons:

    —
    each person who is known to us to own beneficially more than 5% of the outstanding shares of common stock,

    —
    each director of WorldGate,

    —
    each executive officer of WorldGate named in the executive compensation table below, and

    —
    all directors and executive officers of WorldGate as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the SEC based on factors including voting and investment power with respect to shares, subject to applicable community property laws. Shares of common stock subject to options or warrants exercisable within 60 days of August 24, 2002 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the mailing address of the beneficial owners is 3190 Tremont Avenue, Suite 100, Trevose, Pennsylvania 19053.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Ownership
Hal M. Krisbergh(1)	5,921,371	25.1%
David E. Wachob(2)	407,563	1.7
Joseph E. Augenbraun(3)	327,208	1.4
Randall J. Gort(4)	278,128	1.2
Gerard K. Kunkel(5)	130,081	*
Clarence L. Irving, Jr.(6)	14,125	*
Jeff Morris(7)	7,334	*
Lemuel Tarshis(8)	23,867	*
Steven C. Davidson	2,000	*
Martin Jaffe
All current directors and executive officers as a group (11 persons)(9)	7,299,405	31.0%

*
Less than 1% of the outstanding Common Stock.

(1)
Includes (a) options to purchase 63,334 shares of common stock, (b) 15,237 shares of common stock held by Mr. Krisbergh as custodian for his minor child and (c) 15,237 shares of common stock held by Mr. Krisbergh's wife as custodian for their minor child. Mr. Krisbergh disclaims beneficial ownership of the shares owned by his minor child. Also includes (a) 486,104 shares of common stock held in two grantor retained annuity trusts of which Mr. Krisbergh is the trustee and (b) 486,104 shares of common stock held in two grantor retained annuity trusts of which Mrs. Krisbergh is the trustee. Also includes (1) 299,938 shares held by Mr. Krisbergh's spouse and (b) 300,000 shares held by the Krisbergh Family Foundation, with Mr. Krisbergh acting as the custodian for these shares.

(2)
Includes 20,000 shares of common stock held by Mr. Wachob as custodian for his minor son and daughter and options to purchase 63,666 shares. Mr. Wachob resigned as a director, vice president and general manager in July 2002.

(3)
Includes options to purchase 62,666 shares of common stock.

(4)
Includes 68,399 shares of common stock held by Mr. Gort as custodian for his four minor son and daughters and options to purchase 63,666 shares of common stock.

(5)
Includes options to purchase 130,081 shares of common stock.

(6)
Includes options to purchase 14,125 shares of common stock.

(7)
Includes options to purchase 6,334 shares of common stock.

(8)
Includes 2,000 shares of common stock held by L. Tarshis' spouse and options to purchase 21,667 shares of common stock.

(9)
Includes (a) options to purchase 567,925 shares of common stock and (b) 1,657,236 shares of common stock owned by family members or affiliates of some members of the group.

EXECUTIVE OFFICERS OF THE COMPANY

        The current executive officers of the Company are as follows:

Name	Age	Position
Hal M. Krisbergh	55	Chairman and Chief Executive Officer
Gerard K. Kunkel	44	President
James V. Agnello	48	Vice President and Chief Financial Officer
Joseph E. Augenbraun	38	Chief Technology Strategist
Randall J. Gort	53	Vice President, General Counsel and Secretary
James E. McLoughlin	49	Vice President, Marketing, Business and Account Development
Richard Westerfer	44	Chief Operations Officer

        Hal M. Krisbergh.    For Mr. Krisbergh's business background, see "Election of Directors."

        Gerard K. Kunkel joined WorldGate in February 1997, and was named President in August 2001. As President, Mr. Kunkel is responsible for the day-to-day operations of the Company's ITV products and services business. Prior to becoming President Mr. Kunkel served as Vice President, Strategic Programs and later as Senior Vice President, Sales and Marketing. From May 1995 to February 1997, Mr. Kunkel was President of Broadband Applications Development Company. From March 1993 to April 1995, he served as Vice President, Product Development of StarNet, Inc. From June 1991 to March 1993, Mr. Kunkel was President of The Kunkel Group. From May 1984 to June 1991, Mr. Kunkel was Director of Design and Electronic Publishing for PC MAGAZINE. For the period 1977 through 1984, Mr. Kunkel was an award winning art director for various New York City based magazines.

        James V. Agnello joined WorldGate in April 2000 as Vice President and Chief Financial Officer. Mr. Agnello is a Certified Public Accountant and for the past eighteen years has held a variety of financial management positions with SmithKline Beecham Corporation, including: from November 1990 to February 2000 as Vice President-Controller for the company's Clinical Laboratory division, from January 1986 to November 1990 as Finance Director/Regional Controller, Southeast Region, from March 1985 to January 1986 as Manager, Financial Planning, Northeast Region, and from August 1982 to March 1985 as Internal Auditor. Prior to his time at SmithKline Beecham, he held a variety of positions with the public accounting firm of Touche Ross & Co. (now Deloitte and Touche) from August 1977 to August 1982.

        Joseph E. Augenbraun joined WorldGate in August 1995, and in February 2002 was named the Company's Chief Technology Strategy Officer. During his tenure at WorldGate Mr. Augenbraun has also served as Vice President, Engineering and Senior Vice President Engineering. From August 1992 to August 1995, Mr. Augenbraun was a researcher for Hitachi's HDTV Advanced Television and Systems Laboratory. From November 1987 to August 1992, Mr. Augenbraun was on the engineering staff at Commodore-Amiga Inc. where he served in various capacities including Project Manager on the Amiga 1500 Computer System and lead designer in ASIC development.

        Randall J. Gort joined WorldGate in August 1997 as Vice President, Legal and Corporate Affairs, General Counsel and Secretary. From July 1995 to August 1997, Mr. Gort was General Counsel, Secretary, and Director of Legal and Corporate Affairs for Integrated Circuit Systems, Inc. Mr. Gort was in private practice from August 1994 through June 1995. Prior to that time, he was an Associate General Counsel for Commodore International Ltd. from May 1987 through July 1994. Mr. Gort was with Schlumberger Ltd. from October 1982 through early 1987, originally as Senior Attorney and then as General Counsel, FACTRON Division. From April 1979 through October 1982, Mr. Gort was Counsel for various divisions of the 3M Company, including Medical and Surgical Products Divisions, Orthopedic Products Division, Electro-Mechanical Resources Division and 3M's four tape divisions.

        James E. McLoughlin joined WorldGate in February 2001 and in January 2002 was named, Vice President, Marketing, Business and Account Development. Prior to this position Mr. McLoughlin also served as Vice President, Sales and Marketing. From February 1981 through February 2001, Mr. McLoughlin was Vice President, Affiliate Operations for Home Box Office, where he was responsible for sales and marketing of premium television services to affiliated cable television companies.

        Richard Westerfer joined WorldGate in February 2000, and in February 2002 was named Chief Operations Officer. Prior to this Mr. Westerfer served as Vice President, Engineering and as Senior Vice President, Operations. From 1979 to February 2000, Mr. Westerfer served as the Senior Director of Engineering for General Instrument (now a part of Motorola, Inc.).

        Officers are elected or appointed by the Board of Directors to serve until the appointment or election and qualification of their successors or their earlier termination or resignation.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning compensation paid with respect to our chief executive officer and four other most highly compensated officers who were serving as such as of December 31, 2001, each of whose aggregate compensation for fiscal 2001 exceeded $100,000, for services rendered in all capacities for us and our subsidiaries.

SUMMARY COMPENSATION TABLE
FISCAL YEARS 1999, 2000 and 2001

Long Term Compensation Awards
Annual Compensation
Name and Principal Position						Securities Underlying Options (#)	All Other Compensation
	Year	Salary		Bonus
Hal M. Krisbergh Chairman and Chief Executive Officer	1999 2000 2001	$ $ $	339,465 337,080 337,080	$ $ $	152,759 148,769 151,650	— 20,000 160,000	— — —
Gerard K. Kunkel Senior Vice President Sales and Marketing	1999 2000 2001	$ $ $	165,273 175,280 212,036	$ $ $	49,582 61,348 63,925	38,333 24,000 200,000	— — —
David E. Wachob* Former Director, Vice President and General Manager	1999 2000 2001	$ $ $	161,254 177,660 190,800	$ $ $	48,376 53,298 66,800	58,333 24,000 127,333	— — —
Joseph E. Augenbraun Senior Vice President Engineering	1999 2000 2001	$ $ $	148,731 177,660 190,800	$ $ $	42,932 53,298 66,800	53,333 22,000 125,333	— — —
Randall J. Gort Vice President and General Counsel	1999 2000 2001	$ $ $	156,422 171,774 187,650	$ $ $	43,050 54,748 63,925	53,333 24,000 127,333	— — —

*
Mr. Wachob resigned as a director, vice president and general manager in July 2002.

        We have established a bonus plan which provides for the payment of bonuses to executive officers and other employees based upon the performance of WorldGate, the performance of the business division of which the officer or employee is a member and the performance of the officer or employee. Under this plan, we generally assess the prior year's performance and makes bonus payments during the first calendar quarter of each year.

        We maintain key man insurance policy in the amount of $3,000,000 on Mr. Krisbergh.

        We have a Retirement Savings Plan that is funded by the participants' salary reduction contributions. All our employees are eligible to participate in the plan upon joining WorldGate. The plan is intended to permit any eligible employee who wishes to participate to contribute up to 12% of the employee's compensation on a before-tax basis under Section 401(k) of the Internal Revenue Code, subject to certain limitations. The plan provides for discretionary Company matching contributions that are to be made in proportion to each employee's contribution as well as discretionary Company profit-sharing contributions, subject to certain limitations. Discretionary Company matching contributions and profit-sharing contributions vest based upon the employee's length of service and are payable upon an employee's retirement, death, disability or termination of employment or, under specified circumstances, upon an employee's immediate and heavy financial emergency. Contributions are invested, in such proportions as the employee may elect in any of 10 mutual investment funds. In 2001, we made no discretionary profit-sharing contributions to the plan.

        In addition to salary and bonus compensation, we have a stock option plan, the WorldGate 1996 Stock Option Plan. The Option Plan provides for the granting of awards to such officers, other employees, consultants and directors of WorldGate and our affiliates as the Compensation Committee may determine from time to time. Generally, outstanding options vest in equal installments over a four-year period, but in no event may an option be exercised more than ten years following the date of its grant, subject to acceleration in the event of some changes of control of WorldGate. On October 5, 2000, our shareholders approved an increase in the total number of our shares of common stock available under the plan to 3,200,000. On October 5, 2001, our shareholders approved an automatic annual increase of shares reserved under the 1996 Plan in an amount equal to the lesser of 4% of the then outstanding shares of the Company's common stock or 1,000,000 shares.

        The Compensation Committee has the authority to administer the stock option plan and to exercise all the powers and authorities either specifically granted to it under, or necessary or advisable in the administration of, the stock option plan, including, without limitation, the authority to grant awards; to determine the persons to whom and the time or times at which awards shall be granted; to determine the type and number of awards to be granted, the number of shares of common stock to which an award may relate and the terms, conditions, restrictions and performance goals relating to any award; to determine whether, to what extent, and under what circumstances an award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting WorldGate or the financial statements of WorldGate (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the stock option plan and any award; to prescribe, amend and rescind rules and regulations relating to the stock option plan; to determine the terms and provisions of agreements evidencing awards; and to make all other determinations deemed necessary or advisable for the administration of the stock option plan.

        The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Compensation Committee, provided, however, that Incentive Stock Options may not have an option exercise price less than the fair market value of a share of common stock on the date of grant. The option exercise price is payable by any one of the following methods or a combination thereof, to the extent permitted by the Compensation Committee:

    —
    in cash or by check or wire transfer,

    —
    subject to the approval of the Compensation Committee, in common stock owned by the participant for at least six months prior to the date of exercise and valued at their fair market value on the effective date of such exercise, or

    —
    subject to the approval of the Compensation Committee, by such other provision as the Compensation Committee may from time to time authorize.

        The board of directors or the Compensation Committee may suspend, revise, terminate or amend the stock option plan at any time, provided, however, that:

    —
    stockholder approval will be obtained if and to the extent required under Rule 16b-3 promulgated under the Exchange Act or if and to the extent the board determines that such approval is required for purposes of satisfying Section 162(m) or Section 422 of the Code, and

    —
    no such suspension, revision, termination or amendment may, without the consent of a participant, reduce the participant's rights under any outstanding award.

        On October 5, 2001, our shareholders approved the WorldGate 2001 Employee Stock Purchase Plan. The Stock Purchase Plan provides our eligible employees with the opportunity to periodically acquire shares of our common stock through payroll deductions. In general, the Stock Purchase Plan provides that:

  •
  each employee who has completed six months of continuous employment with WorldGate is eligible to participate in the Stock Purchase Plan so long as the employee customarily works at least 20 hours per week and 5 months per year;

  •
  participants in the Stock Purchase Plan are permitted to contribute up to fifteen percent of their compensation towards the purchase of our common stock;

  •
  at the end of each calendar quarter, the contributions of the participants are used to purchase shares of our common stock at the lower of eighty-five percent of the market price of our common stock: (i) at the beginning of each calendar quarter or (ii) at the end of each calendar quarter;

  •
  shares of our common stock which are purchased under the Stock Purchase Plan are not transferable by the participant until at least nine months has elapsed from the acquisition of the shares;

  •
  a maximum of 750,000 shares of our common stock (plus an annual increase of 375,000 shares) may be purchased in the aggregate by participants in the Stock Purchase Plan; and

  •
  our Board of Directors has the power and authority to administer the Stock Purchase Plan and may, subject to certain limitations suspend, revise, terminate or amend the Stock Purchase Plan.

        As part of our philosophy that increased ownership of equity in WorldGate facilitates greater alignment of executive interests with shareholder interests, the Compensation Committee, in consultation with outside compensation advisors, instituted a special short-term program to incentivize executives to purchase our common stock on the open market. For a period of approximately three (3) weeks in May 2001, executives (including the Chief Executive Officer) were granted four options, which vest in equal installments over a three-year period, for each share of common stock they purchased. The 4-for-1 matching grant was capped at the point that the aggregate purchase price of shares bought by an executive reached $100,000.

        The following table presents information regarding options granted to our named executive officers during fiscal 2001 to purchase shares of our Common Stock. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price of 5% and 10% from the date the options were granted over the full option term.

Options/SAR Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year		Exercise or Base Price ($/SH)	Expiration Date	5% ($)	10% ($)
Hal M. Krisbergh	160,000	10.9%		$2.50	5/18/11	251,558	637,497
Gerard K. Kunkel	132,333 67,667	9.0 4.6	% %	$2.78 4.16	4/25/11 7/25/11	231,361 177,031	586,315 448,630
David E. Wachob*	127,333	8.7%		$2.78	4/25/11	222,620	564,162
Joseph E. Augenbraun	125,333	8.5%		$2.78	4/25/11	219,123	555,301
Randall J. Gort	127,333	8.7%		$2.78	4/25/11	222,620	564,162

*
Mr. Wachob resigned as a director, vice president and general manager in July 2002.

        The following table shows the number of shares of common stock subject to exercisable and unexercisable stock options held by each of the named executive officers as of December 31, 2001. The table also reflects the values of such options based on the positive spread between the exercise price of such options and $2.50, which was the per share closing sales price reported on the Nasdaq National Market on December 31, 2001.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option SAR Values

Name	Shares acquired on exercise (#)	Value Realized ($)	Number of securities underlying unexercised options/SARS at fiscal year end (#) Exercisable/ Unexercisable	Value of unexercised in-the-money options/SARS at fiscal year end ($) Exercisable/ Unexercisable
Hal M. Krisbergh	—	—	5,000/175,000	0/0
Gerard K. Kunkel	—	—	80,082/166,917	0/0
David E. Wachob*	—	—	31,883/ 95,500	0/0
Joseph E. Augenbraun	—	—	31,333/ 94,000	0/0
Randall J. Gort	—	—	31,833/ 95,950	0/0

*
Mr. Wachob resigned as a director, vice president and general manager in July 2002.

Compensation of Directors

        We adopted a new director compensation plan commencing in 2001. Pursuant to this plan, on April 25, 2002 Messrs. Morris and Tarshis and on July 26, 2002 Mr. Irving each received an annual stock grant of 6,500 shares, each vesting in equal amounts over four years, issued at the fair market value on the date of grant. Non-employee directors also receive a stipend of $1,000 for each board or committee meeting the director attends in person. We will continue to reimburse non-employee directors for reasonable travel expenses for attending board or committee meetings.

        Prior to the adoption of the new director plan, on July 26, 2000, we granted to Mr. Irving options to purchase 25,000 shares of common stock at an exercise price of $28.375 per share. In addition, on April 25, 2001, we granted to each of Messrs. Morris and Tarshis options to purchase 20,000 shares of common stock each at an exercise price of $2.78. Further, on April 25, 2002, we grated to each of Messrs. Davidson and Jaffe options to purchase 20,000 shares of our common stock at an exercise price of $2.45 per share. These options will vest in four equal installments on the anniversary of the grant date. Other than Messrs. Davidson, Jaffe, Irving, Morris and Tarshis, no other board member was reimbursed for his travel and other expenses or compensated for his service on the board.

Compensation Committee Interlocks and Insider Participation

        The Compensation and Stock Option Committee (the "Compensation Committee") is currently composed of Messrs. Krisbergh, Morris and Irving. The Compensation Committee makes recommendations to the board concerning the compensation and benefits programs for its directors, officers and employees, including all options granted under the Company's option plan. With the exception of Mr. Krisbergh, no member of the Compensation Committee is an officer or employee of the Company. Mr. Krisbergh does not, however, participate in the determination of his own compensation.

Report of Compensation and Stock Option Committee
on Executive Compensation

        This report by the Compensation Committee of the Board of Directors (the "Committee") discusses the Committee's compensation objectives and policies applicable to the Company's executive officers. The report reviews the Committee's policy generally with respect to the compensation of all executive officers as a group for fiscal 2001 and specifically reviews the compensation established for the Company's Chief Executive Officer as reported in the Summary Compensation Table. Other than Mr. Krisbergh, the Committee is composed entirely of non-employee directors of the Company. The Committee also administers the Company's Stock Option Plan and Employee Stock Purchase Plan.

Compensation Philosophy

        The Committee consists of two non-employee directors and Mr. Krisbergh. Mr. Krisbergh does not, however, participate in the determination of his own compensation. The Committee is responsible for setting cash and long-term incentive compensation for executive officers and other key employees of the Company. The Company's compensation policies are intended to create a direct relationship between the level of compensation paid to executives and the Company's current and long-term level of performance. The Committee believes that this relationship is best implemented by providing a compensation package of separate components, all of which are designed to enhance the Company's overall performance. The components are base salary, short-term compensation in the form of annual bonuses and long-term incentive compensation in the form of stock options.

        The base salaries, targeted bonus amounts and number of stock options established for or granted to the Company's executive officers for 2001 are based, in part, on the Committee's understanding of compensation amounts and forms paid to persons in comparable roles performing at comparable levels at other companies in the same or related industries. Such amounts however, mainly reflect the subjective discretion of the members of the Committee based on the evaluation of the Company's current and anticipated future performance and the contribution of the individual executive officers to such performance, and the contribution of the individual executive officers to the Company in areas not necessarily reflected by the Company's performance.

Base Salaries

        The base salaries for the Company's senior executive officers for 2001 were established subjectively by the Committee based on the market environment and the Company's need to attract and retain key personnel for whom the Company must compete against larger, more established companies.

Short-Term Annual Bonuses

        Annual bonuses established for the executive officers are intended to provide an incentive for improved performance in the short term. The Committee establishes target bonus levels at the beginning of the year based on predetermined goals with respect to individual, department and Company performance.

Long-Term Incentive Compensation

        The Company's long-term incentive compensation plan for its senior executive officers, administered through the Company's stock option plan, promotes ownership of the Company's Common Stock, which, in turn, provides a common interest between the shareholders of the Company and the executive officers of the Company. Options granted to executive officers under the plan have an exercise price equal to the fair market value of the shares on the date of grant, an exercise period of ten years and generally vest over four years. The number of options granted to executive officers is determined by the Committee, which is charged with administering the stock option plan.

Compensation of the Chief Executive Officer

        During fiscal year 2001, Mr. Krisbergh's base salary was not increased. Mr. Krisbergh requested that the Committee consider allowing him to forego a salary increase for the year, and the Committee agreed.

        Mr. Krisbergh also had an opportunity to earn additional incentive pay under the Company's short-term annual bonus program, based on his performance against qualitative objectives. The Committee approved payment of $151,650 based on excellent performance. In reaching its decision, the Committee noted the continued growth and development of the TVGateway, LLC joint venture formed in July 2000, the development of CableWare, an interactive broadcast service and a new and improved user interface for the WorldGate ITV Service, successful system rollouts of the Company's various products, including new international deployments in Canada, Spain and throughout Latin and South America, strengthening already excellent relations with major US customers and the financial community, and actions to further develop organizational and individual competencies.

Limitations on Deductibility of Compensation

        Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. Although the Committee does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for the Company's executive officers.

                      Respectfully submitted,
                      Compensation and Stock Option Committee

                        Hal M. Krisbergh
                        Jeff Morris
                        Clarence L. Irving, Jr.

COMPARATIVE STOCK PERFORMANCE GRAPH

        The following indexed line graph indicates the Company's total return to stockholders from April 15, 1999, the date on which the Company's Common Stock began trading on the Nasdaq National Market, to December 31, 2001, as compared to the total return for the Nasdaq Stock Market—US Index, the Nasdaq Telecommunications Index and the Chase H & Q Internet Index for the same period. The calculations in the graph assume that $100 was invested on April 15, 1999, in each of the Company's Common Stock and each index and also assume dividend reinvestment.

Comparison of Cumulative Total Return
Among WorldGate Communications, Inc., The Nasdaq Stock Market (U.S.) Index
The Nasdaq Telecommunications Index And
The Internet Index

INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers LLP, or PwC, has served as our independent accountants since 1995. On October 25, 2001, the shareholders of the Company ratified the selection of PwC as independent auditors of the Company for the fiscal year ending December 31, 2001.

        Audit Fees.    Aggregate fees for professional services rendered by PwC in connection with its audit of the Company's consolidated financial statements for the year ending December 31, 2001, and its limited reviews of the Company's unaudited consolidated interim financial statements were $134,269.

        Financial Information Systems Designs and Implementation Fees.    During the year ended December 31, 2001, PwC rendered no professional services to the Company in connection with the design and implementation of financial information systems.

        All Other Fees.    In addition to the fees described above, aggregate fees of $87,362 were billed by PwC during the year ended December 31, 2001, primarily for income tax compliance and related tax services and audit-related services such as the issuance of consents, accounting consultations, audits of the Company's employee benefit plan and financial statement audits of the Company's equity investee.

OTHER MATTERS

        The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of our common stock (collectively, the "reporting persons") to file reports of ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based solely on our review of those documents received by us, and written representations, if any, received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, we believe that all filings required to be made by the reporting persons for fiscal year 2001 were made on a timely basis.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

        Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 2003 annual meeting, such proposals must be received by the Company no later than May 21, 2003. Such proposals must relate to matters appropriate for shareholder action and be consistent with regulations of the Securities and Exchange Commission.

        If the May 21, 2003 deadline is missed, a shareholder proposal may still be submitted for consideration at the 2003 annual meeting, although it will not be included in the proxy statement, if the submission complies with the procedural and information requirements set forth in the Company's bylaws. Accordingly, written notice must be sent to the secretary of the Company not less than 90 or more than 120 calendar days before the first anniversary of the prior year's annual meeting. This means that for the 2003 annual meeting, written notice must be delivered between the close of business on July 2, 2003 and the close of business on August 1, 2003. If the date of the annual meeting, however, is not within 30 days before or 60 days after the anniversary of the prior year's meeting date, a shareholder proposal must be submitted within 120 calendar days before the actual meeting and no later than the later of (i) the 90th calendar day before the actual meeting and (ii) the 10th calendar day following the calendar day on which the Company first announces the meeting date to the public.

        All proposals should be directed to the attention of the Secretary of the Company.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

        If you and other residents at your mailing address own shares of common stock through a broker or bank, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice, known as "householding," reduces our printing and postage costs and eliminates duplicate mailings that shareholders living at the same address receive. If you or any shareholder residing at your mailing address wishes to receive a separate annual report or proxy statement, write or telephone us as follows: WorldGate Communications, Inc., Attn: Investor Relations, 3190 Tremont Avenue, Trevose, PA 19053, telephone number: 215-354-5100, facsimile number: (215) 354-1049. If you and other residents at your mailing address are receiving multiple copies of the annual report and proxy statement and wish to receive single copies in the future, contact us at the above phone number or address.

ANNUAL REPORT ON FORM 10-K

        The Company has furnished without charge to each person whose proxy is being solicited, a copy of the Company's annual report on Form 10-K, for the year ended December 31, 2001, including the financial statements, but excluding exhibits. Requests for additional copies of such report should be directed to the Company, Attention: Investor Relations.

UNDERTAKINGS OF THE COMPANY

        The Company undertakes to deliver to each beneficial owner of the Company's common stock to whom this proxy statement is delivered, upon written or oral request, without charge, a copy of any and all documents referred to in this proxy statement that have been incorporated by reference. Delivery of such documents shall be made by first class mail or other equally prompt means within one business day of receipt of such request. All requests shall be directed to: WorldGate Communications, Inc., Attn: Investor Relations, 3190 Tremont Avenue, Trevose, PA 19053, telephone number: 215-354-5100, facsimile number: (215) 354-1049.

                      By order of the Board of Directors,
                      Randall J. Gort
                      Secretary

September 18, 2002

PROXY	PROXY

WorldGate Communications, Inc.
Annual Meeting of Shareholders, October 30, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Hal M. Krisbergh and Randall J. Gort, or either one of them acting singly, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of WorldGate Communications, Inc. to be held on October 30, 2002, and any adjournments thereof, to vote all shares of common stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting or any adjournments thereof, all as set forth in the September 18, 2002 Proxy Statement.

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES AND FOR PROPOSAL 2.

1.
Election of the following nominees as directors: Steven C. Davidson, Martin Jaffe, Clarence L. Irving, Jr., Hal M. Krisbergh, Jeff Morris and Lemuel Tarshis.

For all nominees	Withhold for all nominees	Withhold for the following only: (Write the names of the nominee(s) in the space below)
[ ]	[ ]

2.
Ratification of selection of PricewaterhouseCoopers LLP as Independent Auditors.

  FOR [    ]        AGAINST [    ]        ABSTAIN [    ]

3.
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF
ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF
WORLDGATE COMMUNICATIONS, INC.

(Signature should be exactly as name or names shown on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

Date	, 2002

Signature
I plan to attend the meeting:
Yes [ ] No [ ]
Signature if held jointly

This Proxy will be voted FOR all nominees and FOR approval of proposal 2 unless otherwise indicated, and in the discretion of the proxies on all matters properly brought before the meeting.

QuickLinks

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 30, 2002
PROXY STATEMENT FOR 2002 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 30, 2002
VOTING AT THE MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
COMPARATIVE STOCK PERFORMANCE GRAPH
INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS
ANNUAL REPORT ON FORM 10-K
UNDERTAKINGS OF THE COMPANY